Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-118789 of Nature Vision, Inc. of our report dated February 18, 2005, which appears on page F-1 of this annual report on Form 10-KSB for the year ended December 31, 2004.

/s/   Virchow, Krause & Company, LLP

Minneapolis, Minnesota
April 15, 2005